UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 30, 2009

China Energy Recovery, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-53283 (Commission File Number)	33-0843696 (IRS Employer Identification No.)

7F, No. 267 Qu Yang Road Hongkou District Shanghai, China (Address of principal executive offices)	200081 (Zip Code)

Registrant’s telephone number, including area code (86) 021 5556-0020

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 — Change in Registrant’s Certifying Accountant

On November 30, 2009, Moore Stephens Wurth Frazer and Torbet, LLP ( “MSWF&T”) notified China Energy Recovery, Inc. (the “Company”) that MSWF&T was resigning as the Company’s principal independent accountant, effective immediately.

MSWF&T’s reports on the Company’s financial statements for the fiscal years ended December 31, 2008 and 2007 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the Company’s two most recent fiscal years ended December 31, 2008 and 2007, and through November 30, 2009, there were no disagreements between the Company and MSWF&T on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of MSWF&T, would have caused MSWF&T to make reference to the subject matter of such disagreement in connection with their report on the Company’s financial statements for such years. There were no reportable events (as described under Item 304(a)(1)(v) of Regulation S-K) during the Company’s two most recent fiscal years ended December 31, 2008 and 2007, or the interim period through November 30, 2009.

The Company has provided MSWF&T with a copy of this disclosure and requested that MSWF&T furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether it agrees or disagrees with the statements by the Company in this Current Report on Form 8-K. Attached hereto as Exhibit 16.1 is a copy of  MSWF&T’s letter to the SEC.

The Company is currently in the process of retaining a new principal independent accountant.

Item 9.01  Financial Statements and Exhibits.

(d)          Exhibits.

16.1           Letter from Moore Stephens Wurth Frazer and Torbet, LLP, dated December 4, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

China Energy Recovery, Inc.
Date: December 4, 2009	By:	/s/ Qinghuan Wu
Qinghuan Wu
Chief Executive Officer